UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

National Grid plc

(Exact Name of Registrant as Specified in Its Charter)

England and Wales	98-0367158
(Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1-3 Strand, London WC2N 5EH,

England

+44 (0) 207 004 3000

(Address of Principal Executive Offices, including Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered
5.602% Notes due 2028	New York Stock Exchange
5.809% Notes due 2033	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-256888

Securities to be registered pursuant to Section 12(g) of the Act:

None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

The Registrant has filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, the prospectus supplement dated June 7, 2023 (the “Prospectus Supplement”) to a base prospectus dated June 8, 2021 (the “Prospectus”) contained in the registration statement of the Registrant on Form F-3ASR (File No. 333-256888) filed with the Commission on June 8, 2021, as amended by Post-Effective Amendment No.1 on Form F-3 filed with the Commission on June 5, 2023, relating to the securities to be registered hereunder. The Registrant incorporates by reference the Prospectus and Prospectus Supplement to the extent set forth below.

Item 1.	Description of Registrant’s Securities to be Registered.

The information required by this item is incorporated by reference to the information contained in the sections captioned “Description of the Debt Securities” and “Material Tax Considerations” of the Prospectus, and “Description of the Notes” of the Prospectus Supplement.

Item 2.	Exhibits.

4.1	Indenture between National Grid plc, as Issuer and The Bank of New York Mellon, London Branch, as Trustee, dated as of June 12, 2023 (incorporated herein by reference from Exhibit 4.1 to the Form 6-K filed with the Commission on June 12, 2023).

4.2	First Supplemental Indenture to the Indenture among National Grid plc, as Issuer, and The Bank of New York Mellon, London Branch, as Trustee and Paying Agent, dated as of June 12, 2023 (incorporated herein by reference from Exhibit 4.2 to the Form 6-K filed with the Commission on June 12, 2023).

4.3	Form of Global Note for the 5.602% Notes due 2028 (incorporated by reference from Exhibit 4.3 to the Form 6-K filed with the Commission on June 12, 2023).

4.4	Form of Global Note for the 5.809% Notes due 2033 (incorporated by reference from Exhibit 4.4 to the Form 6-K filed with the Commission on June 12, 2023).

99.1	Prospectus and the Prospectus Supplement (incorporated herein to the extent provided above by reference to the Registrant’s filing under Rule 424(b) dated June 7, 2023).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

National Grid plc

By:	/s/ Pritti Patel
Name:	Pritti Patel
Title:	Deputy Company Secretary

Dated: June 15, 2023